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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a national bank)	13-4994650 (I.R.S. employer identification No.)
270 Park Avenue New York, New York (Address of principal executive offices)	10017 (Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611
(Name, address and telephone number of agent for service)

SLM Corporation
(Exact name of obligor as specified in its charter)

Deleware (State or other jurisdiction of incorporation or organization)	52-2013874 (I.R.S. employer identification No.)
11600 Sallie Mae Drive Reston, Virginia (Address of principal executive offices)	20193 (Zip Code)

SLM Corporation Medium Term Note
(Title of the indenture securities)

GENERAL

Item 1. General Information.

        Furnish the following information as to the trustee:

          (a)   Name and address of each examining or supervising authority to which it is subject.

            New York State Banking Department, State House, Albany, New York 12110.

            Board of Governors of the Federal Reserve System, Washington, D.C., 20551

            Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

            Federal Deposit Insurance Corporation, Washington, D.C., 20429.

          (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2. Affiliations with the Obligor and Guarantors.

        If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16. List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

        1.     A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connections with Registration Statement No. 333-76894, which is incorporated by reference.)

        2.     A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

        3.     None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

        4.     A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-76894, which is incorporated by reference.)

        5.     Not applicable.

        6.     The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

        7.     A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

        8.     Not applicable.

        9.     Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 17th day of July 2003.

JPMORGAN CHASE BANK
By	/s/ CRAIG M. KANTOR Craig M. Kantor Vice President

Exhibit 7 to Form T-1

J. P. Morgan Trust Company, National Association
Statement of Condition

March 31, 2003

($000)
Assets
Cash and Due From Banks	$21,088
Securities	136,138
Loans and Leases	141,435
Premises and Fixed Assets	5,973
Intangible Assets	152,893
Other Assets	18,036

Total Assets	$475,563

Liabilities
Deposits	$222,645
Other Liabilities	38,592

Total Liabilities	261,237
Equity Capital
Common Stock	600
Surplus	177,264
Retained Earnings	36,462

Total Equity Capital	214,326

Total Liabilities and Equity Capital	$475,563

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business March 31, 2003, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$21,415
Interest-bearing balances	6,882
Securities:
Held to maturity securities	334
Available for sale securities	80,076
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	14,044
Securities purchased under agreements to resell	73,060
Loans and lease financing receivables:
Loans and leases held for sale	25,832
Loans and leases, net of unearned income	$161,345
Less: Allowance for loan and lease losses	3,823
Loans and leases, net of unearned income and allowance	157,522
Trading Assets	189,427
Premises and fixed assets (including capitalized leases)	6,186
Other real estate owned	131
Investments in unconsolidated subsidiaries and associated companies	691
Customers' liability to this bank on acceptances outstanding	225
Intangible assets
Goodwill	2,180
Other Intangible assets	3,314
Other assets	40,377
TOTAL ASSETS	$621,696

LIABILITIES
Deposits
In domestic offices	$174,351
Noninterest-bearing	$70,991
Interest-bearing	103,360
In foreign offices, Edge and Agreement subsidiaries and IBF's	125,789
Noninterest-bearing	$7,531
Interest-bearing	118,258
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	5,929
Securities sold under agreements to repurchase	113,903
Trading liabilities	116,329
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	10,758
Bank's liability on acceptances executed and outstanding	225
Subordinated notes and debentures	8,306
Other liabilities	29,735
TOTAL LIABILITIES	585,325
Minority Interest in consolidated subsidiaries	97
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	16,304
Retained earnings	17,228
Accumulated other comprehensive income	957
Other equity capital components	0
TOTAL EQUITY CAPITAL	36,274

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$621,696

        I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR.	)
HELENE L. KAPLAN	)	DIRECTORS
WILLIAM H. GRAY, III	)

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  Exhibit 25.1
GENERAL
  Item 1. General Information.
  Item 2. Affiliations with the Obligor and Guarantors.
  Item 16. List of Exhibits
SIGNATURE
J. P. Morgan Trust Company, National Association Statement of Condition
March 31, 2003
Exhibit 7 to Form T-1